SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices) (Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2007, Grill Concepts, Inc.’s Compensation Committee approved the following compensation changes and option grants for executive officers:

1. The compensation of Wayne Lipschitz, Chief Financial Officer of the Company, was modified to increase base salary from $205,000 to $220,000. Additionally, the amount payable to Mr. Lipschitz in the event of termination of employment within twelve months following a change of control of the Company was increased from 3 months salary to an amount equal to 1.5 times his annual salary.

2.	The following stock options were granted to executive officers:

Name	Position	# of Options
Philip Gay	President and CEO	40,000
Wayne Lipschitz	Vice President and CFO	15,000
Michael Weinstock	Executive Vice President and Chairman	10,000
John Sola	Vice President, Culinary	10,000
Louie Feinstein	Vice President, Operations	10,000

Each of the options granted is exercisable for a term of 10 years at $7.11, the closing price on the date of grant, and vests ratably over five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: June 26, 2007	By:	/s/ Philip Gay
Philip Gay President and Chief Executive Officer

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